UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2012

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On August 2, 2012, Appliance Recycling Centers of America, Inc. (the “Company”) expanded its Board of Directors from five to six directors, and the Board of Directors appointed Randy L. Pearce to fill the newly created vacancy.  His term of office will continue until the next annual meeting of shareholders in 2013.  The Board of Directors appointed Mr. Pearce upon the recommendation of its Nominating and Corporate Governance Committee.  Mr. Pearce is considered an independent director and an audit committee financial expert.  Mr. Pearce was appointed to the Company’s Audit Committee and was named Chairman of that committee.  He was also appointed to the Company’s Nominating and Corporate Governance Committee.

Mr. Pearce, 57, held various executive positions with Regis Corporation, an owner, operator and franchisor of hair and retail product salons, from 1985 until his retirement in June 2012.  He served as President of Regis Corporation from February 2011 until June 2012, and as a director of Regis Corporation from October 2011 until June 2012.  He served as Chief Financial Officer from 1998 to 2011 and as Executive Vice President and Chief Administrative Officer from 1999 to 2011.  Mr. Pearce holds a Bachelor of Arts degree in Accounting from the University of Northern Iowa.  He is a graduate of the University of Minnesota’s Carlson School Executive Management program.  He is a CPA and an active member of the American Institute of Certified Public Accountants, the Financial Executives Institute (FEI) and the International Council of Shopping Centers (ICSC).  He also serves on the Board of Directors of Ascena Retail Group (Nasdaq: ASNA), which operates a chain of women’s apparel specialty stores.  He serves as Chairman of Ascena’s Audit Committee and as a member of its Compensation Committee.  He also serves on the Board of Directors of the Minneapolis / St. Paul Boy Scouts of America (Northern Star Council), a non-profit corporation.

There are no arrangements or understandings between Mr. Pearce and any other person pursuant to which he was elected as a director.  There are no transactions in which Mr. Pearce has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Pearce is entitled to receive awards of stock options for the purchase of 7,500 shares of common stock at the date of appointment and on the date of the Company’s annual shareholders’ meeting under our 2011 Stock Compensation Plan.  Generally, such awards become exercisable in full six months after the date of grant and expire ten years after the date of grant.  In addition, our non-employee directors receive an annual retainer of $15,000, paid quarterly, and a fee of $1,000 per meeting of the Board.  The Chairman of our Audit Committee receives an additional annual retainer of $10,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: August 6, 2012	/s/ Edward R. Cameron
Edward R. Cameron
President and Chief Executive Officer